ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                              FOUNDERS FUNDS, INC.

        Pursuant to Sections  2-105,  2-605,  and 2-607 of the Maryland  General
Corporation Law, Founders Funds, Inc. (the "Corporation"), a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940 and having its registered office in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation:

        FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation, the Board, in accordance with Sections 2-105, 2-605(a)(4) and 2-607(a)(2) of the Maryland General Corporation Law, hereby amends Article SECOND of the Articles of Incorporation to read as follows, effective December 31, 1999:

        "SECOND: The name of the Corporation is Dreyfus Founders Funds, Inc."

        SECOND: Pursuant to authority expressly vested in the Board by Article FIFTH of the Articles of Incorporation, the Board, in accordance with Sections 2-105, 2-605(a)(4) and 2- 607(a)(2) of the Maryland General Corporation Law, hereby redesignates all authorized shares without class designation of each respective Series of the Corporation, as of December 30, 1999, as Class F shares of such respective Series, as follows, effective December 31, 1999:

Balanced Fund to Dreyfus Founders Balanced Fund, Class F

Discovery Fund to Dreyfus Founders Discovery Fund, Class F

Government Securities Fund to Dreyfus Founders Government Securities Fund,
Class F

Growth and Income Fund to Dreyfus Founders Growth and Income Fund, Class F

Growth Fund to Dreyfus Founders Growth Fund, Class F

International Equity Fund to Dreyfus Founders International Equity Fund, Class F

Mid-Cap Growth Fund to Dreyfus Founders Mid-Cap Growth Fund, Class F

Money Market Fund to Dreyfus Founders Money Market Fund, Class F

Passport Fund to Dreyfus Founders Passport Fund, Class F

Worldwide Growth Fund to Dreyfus Founders Worldwide Growth Fund, Class F

     THIRD: The amendments contained herein are expressly limited to changes permitted by Section 2-605(a)(4) of the Maryland General Corporation Law, to be made without action by the shareholders of the Corporation, and were approved unanimously by the Board on August 13, 1999.


     IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Amendment to the Corporation's Articles of Incorporation on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.


                       FOUNDERS FUNDS, INC.


                       By: /s/ Marie E. Connolly
                           ---------------------
                       Name:   Marie E. Connolly
                       Title:  President

ATTEST:

/s/ Christopher J. Kelley
-------------------------
Name:   Christopher J. Kelley
Title:  VP and Asst. Sec.








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